AIG Life Insurance Company    Variable Administrative Offices:
   One Alico Plaza               P.O. Box 8718
   Wilmington, DE 19899          Wilmington, DE 19899

                            Life Insurance Application

   1.    Proposed Insured

   First Name        Middle Initial                Last Name
   ______________________________________________________________

   Date of Birth           Age         Sex         Place of Birth
   ______________          ___         ___M        ______________________
   mon.  day   yr.                     ___F

   Address                 City              State       Zip
   ______________________________________________________________

   Social Security No. ___-___-____    Citizenship:
                                             __ U.S.
                                             __ Other(Country__________)
   Telephone:
   Home (      )________________   Business (      )_____________
   Address:______________________________________________________
   Occupation and Duties:________________________________________
   Employer:_____________________________________________________

   2.    Owner (If other than proposed insured)

   First Name        Middle Initial                Last Name
   ______________________________________________________________

   Address                 City              State       Zip
   ______________________________________________________________

   Social Security Or Tax ID No.: _______________________________
   ______________________________________________________________
   (If a contingent owner is desired, indicate in special instructions below.)





   3.    Beneficiary

   Primary                             Relationship
   ______________________________________________________________

   Contingent                    Relationship
   ______________________________________________________________
   ______________________________________________________________

   4.    Plan Selection

   Plan _________________________________________________________
   Insurance Amount $_________   __ Waiver of Premium

   Accidental Death $_________
   Waiver of Specified Premium $_________          Other ___________

   Death Benefit Option:___Universal Life - Option A (increasing)
                            ___Universal Life - Option B (level)
                            ___Variable Life - Option I (level)
                            ___Variable Life - Option II (enhanced)

   5.    Premium Information

   Premium Paid with Application $______________
   (must be at least two months premium for the plan and insurance amount applied for)

   Universal Life or Variable Life only:
   Planned Initial Premium  $__________
   Planned Periodic Payment $__________
   Frequency: __Annual     __Semi-Annual     __Quarterly  ___Other______
   ______________________________________________________________

   6.    Other Important Information

   Life Insurance now in force:  (If none, so state)
         Company           Amount            Plan                  Year Issued





                                                                YES      NO

    a.    Have you ever had a request for life or disability
          insurance declined, postponed, rated or restricted
          in any way, or are any other applications for
          insurance pending or contemplated?                    ____    ____
    b.    Will the coverage applied for replace or change any
          existing life insurance or annuity?
    c.    Within the past two years have you flown or taken     ____    ____
          instruction as a pilot or engaged in any kind of
          racing, scuba or sky diving, hang gliding, or do
          you intend to?
    d.    Within the past five years have you used              ____    ____
          amphetamines, narcotics, barbiturates,
          hallucinogens, cocaine, or marijuana, or received
          treatment for drug or alcohol use?
    e.    Have you ever had your driver s license restricted
          or revoked?                                           ____    ____
          Driver License No. _____________________
    f.    Proposed Insured s Height __ft. __in. Weight __lbs.   ____    ____
          Any weight loss in last year?
    g.    Within the past 12 months have you smoked
          cigarettes or used any other tobacco products?
    h.    Do you intend to reside or travel outside the         ____    ____
          United States?

    Give details to  YES  responses to questions 6a through     ____    ____
    6h.
                                                                ____    ____



    HOME OFFICE AMENDMENTS AND            SPECIAL INSTRUCTIONS
    CORRECTIONS
    (for home office use where
    permitted by state statute)


    7.    Have you within the past 5 years:                      YES      NO

          a.  Consulted a physician for any reason; had an
              electrocardiogram or other diagnostic tests?
          b.  Been in a clinic, hospital or medical  facility    ____    ____
              for observation or treatment?
          c.  Been advised to have any diagnostic test,          ____    ____
              hospitalization or surgery which was not done?

                                                                 ____    ____





    8. Have you ever had or been treated for or had indication of:

          a.  Cancer, stroke or heart attack?                    ____    ____
          b.  Diabetes, glandular disorder, enlarged lymph
              nodes, epilepsy, or any mental or nervous
              disorder?                                          ____    ____
          c.  Chest pain, high blood pressure, heart murmur
              or other circulatory or blood disorder?
          d.  Kidney, urinary or reproductive disorder, or       ____    ____
              sexually transmitted disease?
          e.  Liver or gastro-intestinal disorder?  f.
    Asthma, emphysema, or other respiratory                      ____    ____
              disorder?                                          ____    ____
          g.  Loss of vision, amputation, deformity,
              arthritis or other musculo-skeletal disorder?      ____    ____


                                                                 ____    ____

    9.    Any family history of diabetes or heart disease?
                                                                 ____    ____

   10.FAMILY HISTORY
                           Age If      State of    Age at      Cause of
                           Living      Health      Death Death
   Father                  ______      ________    ________    ________
   Mother                  ______      ________    ________    ________
   Brothers & Sisters
     No. Living______      ______      ________    ________    ________
     No. Dead  ______      ______      ________    ________    ________
   ______________________________________________________________

                                                               YES       NO
    11. Has a member of the Medical Profession ever treated you for or diagnosed you as having:

          a.     AIDS  (Acquired Immune Deficiency
                Syndrome)?                                     ____     ____
          b.     AIDS  Related Complex (ARC)?
                                                               ____     ____
    12.   Are you presently taking any medication?             ____     ____


   INSTRUCTIONS: Give full details for all YES answers to questions 7 to 12. Give dates, treatment, duration of illness and names and addresses of all attending physicians and medical facilities.
   ______________________________________________________________

   13.   Personal Physician: (If none, so state)

   Name:___________________________________________________
   Address:________________________________________________
   Date and Reason Last Seen:______________________________





   ______________________________________________________________
   ______________________________________________________________
   I hereby represent all my statements and answers to the above questions to be correct and true to the best of my knowledge and belief. This application and any amendments shall be a part of any contract issued by the Company. No medical examiner or agent can make or change a contract or waive any of the Company s rights or requirements. Unless otherwise provided by the Receipt for Conditional Temporary Insurance, if applicable, no certificate will take effect unless and until, while the insured is living, the application is approved, the full initial premium is paid, the certificate is delivered to and accepted by the owner, and answers and statements in this application continue to be complete and true at the time of such payment and acceptance. Acceptance of any certificate issued based on this application will be a ratification of any amendments or corrections noted by AIG Life Insurance Company in the space headed Home Office Amendments and Corrections, except that if required by state statute or regulation any change in amount, age, plan of insurance, additional benefits or classification must be agreed to in writing. [By applying for coverage, I hereby agree to become a participant in the (XYZ Trust).]

   I authorize any physician or medical professional, hospital, clinic or medically-related facility, insurer or reinsurer, Veterans Administration facility, the Medical Information Bureau, Inc., consumer reporting agency, employer or person to disclose to AIG Life Insurance Company and its reinsurers, medical and other information pertaining to me for use in determining insurability. I authorize all such sources, except the MIB, Inc., to give such information to any insurance support organization authorized by AIG Life Insurance Company to collect and transmit such information. I agree that this authorization shall be valid from the date signed for a period of 2 1/2 years. I agree that a photocopy of this authorization shall be valid as the original. I understand that a copy is available to me upon request. I hereby acknowledge receipt of the Notice to Applicant Part One and Part Two. Any person who includes any false or misleading information on an application for insurance coverage is subject to criminal and civil penalties.

   SIGNED AT________________________   ON_________________________
                     (City, State)

   ____________________________      ____________________________
   (Signature of Witness)            (Signature of Proposed
                                             Insured or Parent if a
                                             Minor)

   AGENT: Do you have any reason     ____________________________
   to believe the coverage applied   (Signature of Owner if other
   for is to replace or change any    than Proposed Insured)
   existing annuities or life
   insurance on the life of the      ____________________________
   proposed insured?                 (Printed Name of Agency/
   ____ YES          ____ NO                Code No.)

   ____________________________      ____________________________
      (Signature of Agent)                   (Address of Agency)





   ____________________________      (____)______________________
   (Printed Name of Agent/                   (Agent Phone Number)
    Code No.)                              (____)______________________
                                             (Agency Phone Number)

   AIG Life Insurance Company                P.O. Box 667
                                             One Alico Plaza
                                             Wilmington, DE 19899

                   RECEIPT FOR CONDITIONAL TEMPORARY INSURANCE

   In exchange for the completion of the application and the payment of the premium required by this receipt as shown below, AIG Life Insurance Company ( Company ) will provide insurance prior to the issuance of the certificate, upon the following terms:

   No insurance will be provided under this receipt unless all Requirements shown below are first fulfilled during the lifetime of the proposed insured and within 60 days from the date Conditional Temporary Insurance starts.
   If all Requirements are not so met, or the proposed insured dies by suicide, the liability of the Company shall be limited to a refund to the applicant of the premium paid with this receipt. This receipt provides no insurance for riders or additional benefits.

   Requirements.  The following must be fulfilled before insurance will start:
   (1) All questions in the application(s) have been fully answered with no material misrepresentation; (2) Question No. 8a is answered NO ; (3) A first premium equal to the greater of (a) the full modal premium or (b) at least two months premium for the plan and insurance amount applied for, has been received by the Company; (4) All medical examinations and tests required by the Company s published underwriting rules according to the age and insurance amount applied for have been completed; (5) The proposed insured is acceptable to the Company under its rules and practices, for the plan and insurance amount applied for, at the rate class applied for or a lesser premium, as of the date the Company receives all of its medical requirements.

   When Conditional Temporary Insurance Starts. If the Requirements have been fulfilled, this Receipt will provide insurance beginning with the later of
   (1) the date of the application; or (2) the date all medical examinations and test have been completed.

   Death Benefit Amount Limit. The total amount of insurance provided by this receipt, and the total in the aggregate of this and all other similar receipts on the life of the proposed insured pending with the Company, is limited to the lesser of: (1) the initial death benefit of the insurance applied for in the application; or (2) $500,000. The death benefit will be paid to the beneficiary name in the application.

   When Conditional Temporary Insurance Ends. Insurance provided by this receipt ends on the earliest of the following: (1) The date the certificate applied for is issued as applied for; (2) The date the Company mails to the applicant at the address on the application, a notice that the application has been declined; (3) 60 days after the date Conditional Temporary





   Insurance starts under this receipt; (4) The date the applicant receives an offer from the Company to issue a certificate other than as applied for.
   If the insurance coverage ends under (2),(3) or (4) above, the premium paid with this receipt will be refunded. In no event will insurance be in effect under both this receipt and any certificate issued on the basis of the application.

   Payment Terms. The required premium will not be considered paid unless any check, draft, money order or other form of payment is paid in accordance with its terms. All premium checks must be made payable to the Company.
   Do not leave the payee blank.

   No agent may alter or waive any part of this receipt.

   Receipt of $_____________ is hereby acknowledge this _____ day of _____________________, 19______.


   __________________________________
             Signature of Agent

   ______________________________________________________________

                          NOTICE TO APPLICANT - PART ONE

   In order to properly underwrite and administer your insurance program, AIG Life Insurance Company (we, our) and our reinsurers will rely heavily on information provided by you. We may also ask for medical or other information about you from others, such as medical professionals who have treated you and the Medical Information Bureau, Inc. In some situations, and in compliance with applicable law, we may disclose necessary items of information to third parties without your specific authorization. Upon written request, you may have access to the information in your file (medical information will be disclosed only to your attending physician, if permitted by law). You also have the right to seek correction of information you believe to be inaccurate.

   In making this application for insurance, it is understood that an investigative consumer report may be prepared whereby information is obtained through personal interviews with your neighbors, friends, or others with whom you are acquainted. This inquiry includes information as to your character, general reputation, personal characteristics and mode of living. You have the right to make a written request within a reasonable period of time to receive additional information about the nature and scope of this investigation. You also have the right to request to be interviewed in connection with the preparation of such report. You may receive a copy of the report upon written request.


                         NOTICE OF APPLICATION - PART TWO


   Information regarding your insurability will be treated as confidential.
   We may, however, make a brief report thereon to the Medical Information





   Bureau, Inc., a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with information in its file. We or our reinsurers may also release information in our files to other insurance companies to which you may apply for life or health insurance or to which a claim for benefits may be submitted.


   Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau s file, you may contact the Bureau and seek correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau s information office is:
   P.O. Box 105, Essex Station, Boston, MA, 02112, telephone number (617) 426-3660. If you would like to receive a more detailed explanation of our procedures and your rights, please send your request to: The Director of Underwriting, AIG Life Insurance Company, P.O. Box 667, Wilmington, DE 19899.